Exhibit 10.2

AMENDMENT NO. 1 TO THE

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) is made effective this July 10, 2008, amends that certain Employment Agreement, dated December 28, 2007, by and between America West Resources, Inc. (the “Employer”) and Dan Baker (“Executive”).

WHEREAS, the Employer and Executive have agreed to make certain changes to the Employment Agreement;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Section 3.A of the Employment Agreement is hereby amended in its entirety and replaced with the following:

“A. Capacity.  The Executive shall serve in the capacity of Chief Executive Officer of the Employer.  The Executive shall perform the duties ordinarily expected of a Chief Executive Officer and shall also perform such other duties consistent therewith as the Board of Directors of the Employer shall, from time to time, reasonably determine.”

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

      America West Resources, Inc.

By:  __________________________

Name: ________________________

Title: _________________________

______________________________

Dan Baker